CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS





Jeremy's Microbatch Ice Creams, Inc.
Philadelphia, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 16, 1999 relating to the financial statements of Jeremy's Microbatch Ice Creams, LLC, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.





                                                            /s/ BDO SEIDMAN, LLP
                                                            --------------------
BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
January 28, 2000